FILED IN OPEN COURT ON NOVEMBER 17, 2003


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                 )      Chapter 11
                                       )
FANSTEEL INC., ET AL.,(1)              )      Case No. 02-10109 (JJF)
                                       )      (Jointly Administered)
Debtors.                               )
                                       )

                FINDINGS OF FACT AND CONCLUSIONS OF LAW RELATING
          TO, AND ORDER UNDER 11 U.S.C. SECTIONS 1129(a) AND (b) AND FED.
                   R. BANKR. P. 3020 CONFIRMING, AMENDED JOINT
              REORGANIZATION PLAN OF FANSTEEL INC. AND SUBSIDIARIES
              -----------------------------------------------------

                                    RECITALS
                                    --------

         WHEREAS, on January 15, 2002 (the "Petition Date"), Fansteel Inc. ("Fansteel") and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions in this Court for reorganization relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code");

         WHEREAS, on July 24, 2003, the Debtors filed with the Court their joint reorganization plan (Docket No. 1108) (the "Initial Plan") and a related disclosure statement (Docket No. 1109) (the "Initial Disclosure Statement"), each dated July 24, 2003;

         WHEREAS, on September 18, 2003, the Debtors filed with the Court their amended joint reorganization plan (as subsequently amended, modified, or supplemented, the "Plan") and an amended disclosure statement (together, Docket No. 1346) (the "Disclosure Statement"), each dated September 18, 2003;(2)

--------------------------
(1) The Debtors are the following entities: Fansteel Inc., Fansteel Holdings, Inc., Custom Technologies Corp., Escast, Inc., Wellman Dynamics Corp., Washington Mfg. Co., Phoenix Aerospace Corp., and American Sintered Technologies, Inc.

(2) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Plan or the Disclosure Statement, as the case may be.


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         WHEREAS, on September 30, 2003, the Court entered an order, among other things, (i) approving the Disclosure Statement as containing adequate information within the meaning of section 1125(a) of the Bankruptcy Code, (ii) establishing solicitation, voting, and tabulation procedures and deadlines,
(iii) scheduling the hearing to consider confirmation of the Plan (the "Confirmation Hearing"), and (iv) approving the form and manner of notice (the "Confirmation Hearing Notice") of the deadline for, and establishing deadlines and procedures for the filing and service of, objections to confirmation of the Plan (Docket No. 1387) (the "Solicitation Procedures Order");

         WHEREAS, the Confirmation Hearing Notice, the Disclosure Statement, the Plan, the Solicitation Procedures Order, and the appropriate Ballots (or, in the case of non-voting Classes, the appropriate notice of non-voting status) (collectively, the "Solicitation Package") were transmitted to all holders of Claims and Interests and other parties-in-interest in accordance with Fed. R. Bankr. P. 3017(d) and the Solicitation Procedures Order, as set forth in the affidavit (the "Solicitation Affidavit") of Tauheed Williams of Bankruptcy Management Corporation ("BMC"), the Debtors' solicitation agent, sworn to October 28, 2003 (Docket No. 1576);

         WHEREAS, on October 16, 2003, the Confirmation Hearing Notice was published in the national edition of THE NEW YORK TIMES, as set forth in the certification of publication of Jo Swiderski, executed on October 16, 2003 (Docket No. 1491) (the "Publication Certification");

         WHEREAS, on October 31, 2003 and November 7, 2003, respectively, the Debtors filed with the Court the Plan Supplement (Docket No. 1532) and First Amended Plan Supplement (Docket Nos. 1564 and 1565) (together, and as may be further amended, modified, or supplemented, the "Plan Supplement") containing certain documents and other information related to the Plan, as specified in the Plan;

         WHEREAS, on November 14, 2003, the Debtors filed the affidavit of Tauheed Williams, a Project Manager of BMC, the Debtors' tabulation agent, sworn to November 13, 2003 (Docket No. 1600) (the "Tabulation Affidavit"), certifying the results of the ballot and master ballot tabulation for the Classes of Claims and Interests voting to accept or reject the Plan;

         WHEREAS, on November 14, 2003, the Debtors filed the affidavits (and exhibits thereto) of Gary L. Tessitore, sworn to November 13, 2003 (Docket No.
1600) (the "Tessitore Affidavit"), R. Michael McEntee, sworn to November 13, 2003 (Docket No. 1600) (the "McEntee Affidavit"), Michael DuFrayne, sworn to November 13, 2003 (Docket No. 1600) (the "DuFrayne Affidavit"), James Fox, sworn to November 13, 2003 (Docket No. 1600) (the "Fox Affidavit"), A. Fred Dohmann, sworn to November 13, 2003 (Docket No. 1602) (the "Dohmann Affidavit"), Bert Smith, sworn to November 13, 2003 (Docket No. 1601) (the "Smith Affidavit"), E. Jonathon Jackson , sworn to November 13, 2003 (Docket No. 1601) (the "Jackson Affidavit"), and Scott Blauvelt sworn to November 13, 2003 (Docket No. 1601) (the "Blauvelt Affidavit"), each in support of confirmation of the Plan (collectively, the "Supporting Affidavits");

         WHEREAS, on November 14, 2003, the Debtors filed their Memorandum In Support Of Confirmation Of Amended Joint Reorganization Plan Of Fansteel Inc. And Subsidiaries (Docket No. 1599) (the "Confirmation Memorandum");

         WHEREAS, pursuant to section 1128(a) of the Bankruptcy Code, the Court held a hearing on November 17, 2003 (the "Confirmation Hearing") to consider confirmation of the Plan; and

         WHEREAS, the objections to confirmation of the Plan filed by: (i) J.P. Morgan Trust Company (Docket No. 1570); (ii) the United States (Docket No.
1571); (iii) and the State of Oklahoma (Docket No. 1573) have been withdrawn, resolved, or overruled as stated on the record at the Confirmation Hearing.

         NOW, THEREFORE, based upon the Court's review of, among other things, the Plan, the Plan Supplement, the Disclosure Statement, the Solicitation Procedures Order, the Solicitation Affidavit, the Publication Certification, the Tabulation Affidavit, the Supporting Affidavits, the Confirmation Memorandum; and the Court having considered all of the evidence proffered or adduced at, the objections and responses filed in connection with, and the arguments of counsel made at the Confirmation Hearing; and upon the record of these Chapter 11 Cases; and after due deliberation thereon; and good cause appearing therefor:

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                     ---------------------------------------

         IT IS HEREBY FOUND AND DETERMINED that:(3)

                                     GENERAL
                                     -------

         A. EXCLUSIVE JURISDICTION; VENUE; CORE PROCEEDING (28 U.S.C. Sections 157(B)(2) AND 1334(A)). This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper pursuant to 28 U.S.C. Sections 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. Section 157(b)(2), and thiS Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

         B. JUDICIAL NOTICE. This Court takes judicial notice of the docket of the Debtors' Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other

--------------------------
(3) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. SEE Fed. R. Bankr. P. 7052.

documents filed, all orders entered, and evidence and argument made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases, as well as all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered or adduced at, the hearings held before any NRC panel, tribunal, hearing officer, or administrative law judge, as maintained by and made public on the website of the NRC.

         C. BURDEN OF PROOF. The Debtors and the Committee, as co-proponents of the Plan, have met the burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence.

         D. TRANSMITTAL AND MAILING OF MATERIALS; NOTICE AND OPPORTUNITY TO BE HEARD. BMC, the Debtors' Solicitation Agent, timely transmitted the Solicitation Packages in compliance with the Solicitation Procedures Order and the Bankruptcy Rules, and such transmittal was adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing was given in compliance with the Bankruptcy Rules and the Solicitation Procedures Order, and no further notice is or shall be required. All parties in interest were afforded an opportunity to appear and be heard at the Confirmation Hearing.

         E. NOTICE OF ADDITIONAL MATTERS. Notice of (a) the settlements embodied in the PBGC Agreement, EPA CERCLA PRP Settlement Agreement, and North Chicago Consent Decree, (b) the Debtors' proposed assumption, rejection, or assumption and assignment of executory contracts and unexpired leases, as well as the cure costs, if any, associated with such assumption or assumption and assignment, (c) the Debtors' proposed distress termination of the Fansteel Consolidated Employees' Pension Plan, and (d) the Plan Supplement documents, was good and sufficient under the particular circumstances and no other or further notice of such matters is or shall be required. Notice of the North Chicago Consent Decree and EPA CERCLA PRP Settlement was published in the Federal Register (p. 62829) on November 6, 2003. Notice of the availability of an Environmental Assessment, including a Finding of No Significant Impact, with respect to Fansteel's proposed amendment of the NRC License was published in the Federal Register (p. 63134) on November 7, 2003.

         F. NON-MATERIAL PLAN MODIFICATIONS. Prior to and/or at the Confirmation Hearing, in accordance with section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019, the Debtors proposed certain modifications (the "Plan Modifications") to the Plan (a copy of which, as modified, is annexed hereto as Exhibit "A"). The Debtors' form and manner of notice of the Plan Modifications was good and sufficient under the particular circumstances and no other or further notice of the Plan Modifications is or shall be required. The Plan Modifications do not (a) adversely affect the classification or treatment of holders of Claims and Interests, (b) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (c) cause the Plan to fail to satisfy the requirements of sections 1122, 1123, and 1129 of the Bankruptcy Code, or (d) require the resolicitation of acceptances or rejections of the Plan from any party or require that any party be afforded an opportunity to change its previously cast acceptance or rejection of the Plan.

         G. ADDITIONAL FILINGS. The Debtors have during the pendency of their Chapter 11 Cases filed with the Court modifications, amendments, revisions and supplements to their Plan, schedules, statements of financial affairs and other filings with the Court including without limitation, (i) the Debtors' Plan Supplement filed on October 31 and November 7, 2003, together with subsequent supplement thereto filed on November 16, 2003 (docket # 1615) to include the North Chicago Eminent Domain Option for the North Chicago Facility, which among other things, included the various documents, in substantially final form, to be executed by the Debtors to implement the Plan, and (ii) the amended Plan reflecting certain technical, non-material, plan modifications filed on November 14, 2003.

      COMPLIANCE WITH REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE



         H. SECTION 1129(A)(1) -- COMPLIANCE WITH APPLICABLE PROVISIONS OF BANKRUPTCY CODE. The Plan complies with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules, as required by 11 U.S.C. Section 1129(a)(1), including, but not 11 U.S.C. Sections 1122 and 1123. Specifically:

            i. The Plan is dated and identifies the Debtors and the Committee as proponents of the Plan;

            ii. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, the Plan designates Classes of Claims and Interests (other than DIP Facility Claims, Administrative Claims, Priority Tax Claims, Muskogee Facility Environmental Claims/Obligations, North Chicago Facility Environmental Claims/Obligations, Lexington Facility Environmental Claims/Obligations, and Waukegan Facility Environmental Claims/Obligations). Valid business, factual, and legal reasons exist for the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between or among holders of Claims or Interests and, as required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class;

            iii. Pursuant to sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies all Claims and Interests that are not impaired and specifies the treatment of all Claims and Interests that are impaired;

            iv. Pursuant to section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest within a particular Class, unless the holder of such Claim or Interest has agreed to a less favorable treatment;

            v. Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for the Plan's implementation, as set forth in Article IV of the Plan. The Debtors will have, immediately upon the effectiveness of the Plan, sufficient cash available to make all payments that are required to be made on the Effective Date pursuant to the terms of the Plan;

            vi. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the Plan provides that the certificates of incorporation and by-laws of Reorganized Fansteel and Reorganized Wellman will prohibit the issuance of nonvoting equity securities and provide for an appropriate distribution of voting power among the classes of New Securities entitled to vote;

            vii. Pursuant to section 1123(a)(7) of the Bankruptcy Code, the provisions of Article IV.D of the Plan regarding the manner of selection of officers and directors of Reorganized Fansteel and Reorganized Wellman are consistent with the interests of holders of Claims and Interests and with public policy;

            viii. Pursuant to section 1123(b)(1) of the Bankruptcy Code,
                  Articles II and III of the Plan impair and leave unimpaired, as the case may be, each Class of Claims and Interests under the Plan;

            ix. Pursuant to section 1123(b)(2) of the Bankruptcy Code, Article VI of the Plan provides for the assumption, rejection, or assignment or all executory contracts and unexpired leases of the Debtors, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) was the subject of a motion to reject filed on or before the Confirmation Date, or (iv) is identified in Exhibit J to the Plan as a contract or lease to be rejected as of the Confirmation Date under the Plan;

            x. Pursuant to section 1123(b)(3) of the Bankruptcy Code, Article IV.G of the Plan provides that, except as otherwise provided in the Plan, and subject to (a) the Reorganized Debtors' obligation to distribute to General Unsecured Creditors, on a Pro Rata basis, 70% of all Avoidance Action Cash and (b) the provisions of Article XIV.B of the Plan, Reorganized Fansteel or Reorganized Wellman, as the case may be, shall retain and have the exclusive right to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, whether in law or in equity, whether known or unknown, that the respective Debtors or their Estates, or Wellman, as the case may be, may hold against any Person or Entity. Reorganized Fansteel and Reorganized Wellman or their successor(s) may pursue such retained Litigation Claims as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor who holds such rights; and

            xi. Pursuant to section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code.

         I. SECTION 1129(A)(2)-PROPONENTS' COMPLIANCE WITH APPLICABLE PROVISIONS OF BANKRUPTCY CODE. As required by 11 U.S.C. Section 1129(a)(2), the Debtors and the Committee, as co-proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code, including, without limitation, 11 U.S.C. Sections 1125 and 1126 and FeD. R. Bankr. P. 3017, 3018 and 3019. In particular:

            i. On January 15, 2002, each of the Debtors filed a Chapter 11 petition pursuant to section 301 of the Bankruptcy Code. Each of the Debtors is a proper debtor under section 109 of the Bankruptcy Code;

            ii. The Debtors and the Committee are proper co-proponents of the Plan under section 1121(a) of the Bankruptcy Code;

            iii. The Debtors complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order in transmitting the Solicitation Package and related documents and notices, and in soliciting and tabulating votes on the Plan; and

            iv. The Debtors, the Committee, and their respective directors, officers, employees, agents, affiliates, and/or professionals (acting in such capacity) have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code.

         J. SECTION 1129(A)(3)-PROPOSAL OF PLAN IN GOOD FAITH. The Debtors and the Committee proposed the Plan in good faith and not by any means forbidden by law. The Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based upon the evidence presented prior to or at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of the Debtors and maximizing the returns available to creditors. Consistent with the overriding purpose of Chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtors to reorganize by providing with a corporate and capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources. The Plan is based on extensive arm's-length negotiations among the Debtors and their major creditor constituencies leading to the Plan's formulation, which itself provides independent evidence of the good faith of the Debtors in proposing the Plan.

         K. SECTION 1129(A)(4)-BANKRUPTCY COURT APPROVAL OF CERTAIN PAYMENTS AS REASONABLE. Pursuant to section 1129(a)(4) of the Bankruptcy Code, any payment made or promised by the Debtors or by any person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases to the extent of services provided before the Confirmation Date, has been approved by, or is subject to the approval of, the Court as reasonable.

         L. SECTION 1129(A)(5)-DIRECTORS, OFFICERS, AND INSIDERS. Pursuant to
section 1129(a)(5) of the Bankruptcy Code, the Plan Supplement discloses the identity and affiliations of any individual proposed to serve, after confirmation, as a director or officer of Reorganized Fansteel and/or Reorganized Wellman. The appointment or continuance in one of these offices by such individual is consistent with the interests of creditors and equity security holders and with public policy. The Debtors also have disclosed the identity of any insiders that will be employed or retained by the Reorganized Debtors and the nature of the compensation to be paid to such insider.

         M. SECTION 1129(A)(6)-APPROVAL OF RATE CHANGES. No governmental regulatory commission has jurisdiction over the rates charged by the Debtors.
Section 1129(a)(6) is inapplicable to confirmation of the Plan.

         N. SECTION 1129(A)(7)-BEST INTERESTS OF CREDITORS AND INTEREST HOLDERS. The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. Based on the evidence proffered or adduced at or prior to, or in the Supporting Affidavits filed in connection with, the Confirmation Hearing, the Court finds that with


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respect to each Impaired Class of Claims or Interests of the Debtors, each holder of a Claim or Interest in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under Chapter 7 of the Bankruptcy Code.

         O. SECTION 1129(A)(8)-ACCEPTANCE OF THE PLAN BY EACH IMPAIRED CLASS. Pursuant to 1129(a)(8) of the Bankruptcy Code, and as described in the Tabulation Affidavit, each impaired Class of Claims and Interests has accepted the Plan or has been deemed to have accepted the Plan in accordance with 11 U.S.C. Section 1126(c) and (d) and Article V of the Plan.

         P. SECTION 1129(A)(9)-TREATMENT OF CLAIMS ENTITLED TO PRIORITY PURSUANT TO SECTION 507(A) OF THE BANKRUPTCY CODE. The Plan provides for treatment of DIP Facility Claims, Administrative Claims, Priority Tax Claims and Other Priority Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code. Specifically, he treatment of DIP Facility and Administrative Claims under Articles and III.A.1 and 2 of the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, the treatment of Other Priority Claims under Articles III.B.1, III.C.1, III.D.1, III.E.1, III.F.1, III.G.1, III.H.1, and III.I.1 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under Article III.A.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

         Q. SECTION 1129(A)(10)-ACCEPTANCE BY AT LEAST ONE IMPAIRED CLASS. As required by section 1129(a)(10) of the Bankruptcy Code, at least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider of the Debtors holding a Claim in such Class.

         R. SECTION 1129(A)(11)-FEASIBILITY. In accordance with section 1129(a)(11) of the Bankruptcy Code, and based upon the evidence proffered or adduced at or prior to or in the Supporting Affidavits, confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Reorganized Fansteel or Reorganized Wellman or any successor to either, thereby satisfying section 1129(a)(11) of the Bankruptcy Code and there will be sufficient funds to satisfy the Reorganized Debtors' obligations under the Plan and to fund the costs and expenses of the Reorganized Debtors in accordance therewith.

         S. SECTION 1129(A)(12)-PAYMENT OF BANKRUPTCY FEES. In accordance with section 1129(a)(12) of the Bankruptcy Code, Article XIV.A of the Plan provides for the payment of all fees payable under 28 U.S.C. Section 1930 on or before the Effective Date. The Reorganized Debtors have adequate means to pay all such fees.

         T. SECTION 1129(A)(13)-RETIREE BENEFITS. To the extent the Debtors have any obligations to pay "retiree benefits," in accordance with section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation after the Effective Date of all "retiree benefits," as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to 11 U.S.C. Sections 1114(e)(1)(B) or 1114(g), at any time prior to the Confirmation Hearing, for the duration of the period the Debtors have obligated themselves to provide such benefits.

         U. PRINCIPAL PURPOSE OF PLAN (11 U.S.C. Section 1129(D)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. 77e), and no governmental entity has filed any objection asserting such avoidance.

                              ADDITIONAL FINDINGS

         V. CURE AMOUNTS NECESSARY FOR ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES BY THE DEBTORS. On or about October 31, 2003, the Debtors filed and served a Notice of cure amounts setting forth the Cure amounts to be paid with respect to those executory contracts and unexpired leases to be assumed by the respective Debtors. The deadline for objecting to such cure amounts was November 10, 2003 and the only objection filed, the objection of The CIT Group/Equipment Financing (Docket No. 1569) which has since been resolved.

         W. ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The Debtors have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption and/or the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan. The Debtors have, by the McEntee Affidavit, demonstrated exercise of reasonable business judgment to determine those executory contracts and unexpired leases to be assumed and assigned by the Debtors. The McEntee Affidavit, together with the projections set forth in the Debtors' Disclosure Statement provide sufficient evidence of the Debtor's adequate assurance of future performance.

         X. NO LIQUIDATION. The Plan does not provide for the liquidation of all or substantially all of the property of the Debtors.

         Y. CONDITIONS PRECEDENT TO CONFIRMATION. The Debtors have satisfied or waived all conditions precedent to confirmation as set forth in Article IX.A of the Debtors Plan, including without limitation, consummation of the sale of the Transferred Assets on November 7, 2003, entry into the PBGC Agreement, North Chicago Consent Decree, Wellman AOC, and EPA CERCLA PRP Settlement Agreement, and the NRC's issuance and publication in the Federal Register of an environmental assessment, including a Finding of No Significant Impact, and issuance a safety evaluation report in connection with the NRC Approvals in accordance with NRC regulations.

         Z. SETTLEMENTS. Based on the evidence proffered or adduced at or prior to, or in the Supporting Affidavits filed in connection with, the Confirmation Hearing, the Court finds the PBGC, North Chicago, and EPA CERCLA PRP Settlements contained in Article XIII of the Plan, to be fair, reasonable, and appropriate in light of the relevant facts and circumstances underlying such compromises and settlements and in the best interests of the Debtors and their estates, the Reorganized Debtors, their respective creditors, and all parties-in-interest in these cases.

         AA. TRANSFERS TO SUBSIDIARIES. Reorganized Fansteel's transfers on the Effective Date of (i) the Muskogee Facility to FMRI, (ii) the Lexington Facility to FLRI, (iii) the Waukegan Facility to WI, and (iv) the North Chicago Facility to NCI, each in full satisfaction, settlement, release and discharge of all claims against and asserted obligations of Fansteel with respect to such facilities, shall be deemed to constitute transfers in exchange for reasonably equivalent value and fair consideration under the Bankruptcy Code and applicable non-bankruptcy law and shall be valid and enforceable transfers regardless of whether consent thereto has been granted or denied by any Governmental Unit. From and after the Effective Date, FMRI, FLRI, WI and NCI, respectively, except as otherwise provided in this Order, the Plan and/or the North Chicago Consent Decree, shall assume all Environmental Obligations with respect to the facilities transferred.

         BB. DISTRESS TERMINATION OF FANSTEEL CONSOLIDATED PLAN. The relief sought in the Debtors' motion, dated October 31, 2003 (the "Termination Motion"), for an order (i) determining that the Debtors satisfy the financial requirements for a "distress termination" of the Fansteel Consolidated

Employees Pension Plan (the "Fansteel Consolidated Plan") under section 4041(c)(2)(B)(ii)(IV) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. Sections 1301-1461, section 105(a) of the Bankruptcy Code, and Fed. R. Bankr. P. 2002 and 9013 and approving termination of the Fansteel Consolidated Plan is in the best interests of the Debtors, their estates, creditors, and other parties in interest, in that unless the Fansteel Consolidated Plan is terminated, the Debtors, individually and collectively, will be unable to pay all of their debts pursuant to a plan of reorganization and will be unable to continue in business outside the chapter 11 process. The Court further finds that due and adequate notice of the Termination Motion was given and the Debtors have satisfied the criteria for a distress termination of the Fansteel Consolidated Plan set forth in section 4041(c)(2)(B)(ii)(IV) of ERISA.

         CC. GENERAL MANAGER SEVERANCE PROGRAM. The relief sought in the Debtors' motion, dated November 11, 2003 (the "Severance Motion"), for an order under sections 105(a) and 363 of the Bankruptcy Code and Fed. R. Bankr. P. 2002, 6004 and 9013 approving post-Effective Date severance packages for five (5) general managers is in the best interests of the Debtors, their estates, creditors, and other parties in interest, because, among other things, each of the general managers has sufficient knowledge and experience to help stabilize the Reorganized Debtors' businesses during the critical period immediately after the Effective Date. Each general manager has accumulated specialized knowledge of his particular plant's processes and a deep understanding and appreciation of his suppliers, his work force and his customers, all of which will inure to the benefit of the Reorganized Debtors upon emergence from Chapter 11.

         DD. RELEASES, INJUNCTIONS, AND EXCULPATIONS. The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunctions and releases set forth in Articles XII.E, F, and G of the Plan.

In addition, section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Articles XII.E, F, and G of the Plan, when such provisions are essential to the formulation and implementation of the Plan as provided in section 1123 of the Bankruptcy Code, confer material benefits on the Debtors' Estates, and are in the best interests of the Debtors, their estates, holders of Claims and Interests, and the Reorganized Debtors. Based upon the record of these Chapter 11 Cases and the evidence proffered or adduced at or prior to, or in the Supporting Affidavits, the Court finds that the injunction and releases set forth in Articles XII.E, F, and G of the Plan are consistent with sections 105, 524, 1123, and 1129 of the Bankruptcy Code. The Court also finds and concludes that the injunctions and releases provided for in Articles XII.E, F, and G of the Plan have been negotiated at arm's length among the parties, are reasonable, necessary, and appropriate for the reorganization of the Debtors' estates, and meet the standards of applicable law in this Circuit as follows because, among other things, (i) there is an identity of interest among the Debtors and the D&O Releasees because the D&O Releasees were essential to the formulation of the Plan, the business plan, and the restructuring of the Debtors and have created and maximized the value of the Debtors' estates during a difficult time for the Debtors' industries and businesses, (ii) by letters dated November 13, 2003, among certain of the Debtors' largest unsecured creditors opting out of the release provisions of Article XIII, confirmed that they had no known claims, and do not currently intend to pursue any claims, against the D&O Releasees, and
(iii) of the substantial contribution of the D&O Releasees to the Debtors' reorganization, which included among other things the D&O Releasees working closely with the Debtors to design and implement the operational restructuring and negotiating and formulating the financial restructuring of the Debtors with the Committee. The Court further finds that the non-Debtor releases provided for in Article XII.F of the Plan are reasonable, necessary, and appropriate for the reorganization of the Debtors' estate, are authorized under section 105 of the Bankruptcy Code, and are fully enforceable against those creditors and Interest holders who have voted in favor of the Plan and did not elect to opt-out of such release provisions. Finally, the exculpation of post-petition conduct of the Debtors' directors and officers, as well as all attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtors and the Committee who served in such capacity on or after the Petition Date, from any liability for any act or omission in connection with or related to the negotiation, formulation, preparation and confirmation of the Plan, the consummation and administration of these Chapter 11 Cases is essential for the implementation of the Plan and consistent with applicable law because it does not exculpate the parties from any acts of gross negligence or willful misconduct.

         EE. EXEMPTION FROM SECURITIES LAWS (11 U.S.C. Section 1145(A)). The issuance and distribution of the New Fansteel Common Stock and New Notes (collectively, the "New Securities") have been duly authorized, and when issued as provided in the Plan, will be validly issued, fully paid, and nonassessable. The offer and sale of the New Securities are in exchange for Claims against or Interests in the Debtors, or principally in such exchange and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code. In addition, under section 1145 of the Bankruptcy Code, to the extent, if any, that the above-listed items constitute "securities," (a) the offering of such items is exempt and the issuance and distribution of such items will be exempt from
Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (b) all of the above-described items will be freely tradeable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act, and compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (ii) the restrictions, if any, on the transferability of such securities and instruments. Pursuant to, and to the fullest extent permitted by, section 1145 of the Bankruptcy Code, the resale of any of the New Securities shall be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of the New Securities.

         FF. GOOD FAITH SOLICITATION; GOOD FAITH SALE OF SECURITIES (11 U.S.C.
Section 1125(E)). The Debtors and their agents, accountants, financial advisors, representatives, attorneys, and advisors, through their participation in the negotiation and preparation of the Plan and the Disclosure Statement and their efforts to confirm the Plan, have solicited acceptances and rejections of the Plan in good faith and participated in this Chapter 11 Case in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and the holders of Claims or Interests receiving any of New Securities, and their agents, representatives, attorneys, and advisors, have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, sale, issuance, and purchase of the New Securities.

         GG. ADDITIONAL TRANSFERS OF PROPERTY. The revesting, on the Effective Date, of the property of the Debtors' Estates, in Reorganized Fansteel or Reorganized Wellman, as the case may be, (a) is a legal, valid, and effective transfer of property, (b) vests Reorganized Fansteel or Reorganized Wellman, as the case may be, with good title to such property free and clear of all Claims and Interests, except as expressly provided in the Plan or this Confirmation Order, (c) does not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) does not and shall not subject the Debtors, Reorganized Fansteel or Reorganized Wellman to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law. The transfers of property to holders of Claims and Interests under the Plan are for good consideration and value.

         HH. RETENTION OF JURISDICTION. The Court will retain jurisdiction over the matters set forth in Article XI of the Plan, as modified by paragraphs 31 and 32 of this Confirmation Order.

         II. JURISDICTION OF STATE OF OKLAHOMA. Based on the evidence proffered or adduced at or prior to, or in the Supporting Affidavits filed in connection with, the Confirmation Hearing, the Court finds that the decommissioning of the Muskogee Facility is within the exclusive jurisdiction of the NRC because (i) the State of Oklahoma has declined generally to accept jurisdiction over the type of radiological contaminants present at the Muskogee Facility, (ii) the radiological contaminants and non-radiological contaminants at the Muskogee Facility are inextricably commingled, (iii) the NRC License and the Amended Decommissioning Plan, when implemented, will address all contaminants at the Muskogee Facility, (iv) shallow groundwater at the Muskogee Facility is being treated by a groundwater interceptor trench system constructed on the downgradient perimeter of the Muskogee Facility to collect groundwater and rout it to the Facility's wastewater treatment plant, (v) there is no hydrogeologic connection between contaminated shallow groundwater and uncontaminated deep groundwater at the Muskogee Facility such that contamination could migrate to and impact the deep groundwater, (vi) the Debtors have been, and FMRI, from and after the Effective Date, will comply with all obligations imposed by the NPDES Permit, to the extent such obligations are not, in any way, inconsistent with or interfere with the NRC License, the Amended Decommissioning Plan and/or the implementation thereof by FMRI, and (vii) if and to the extent there exist any

State of Oklahoma environmental statutes alleged to be relevant to decommissioning of the Muskogee Facility, such statutes are preempted by federal law.

         NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

         1. CONFIRMATION OF PLAN. The Plan, as modified by the Plan Modifications, a copy of which is annexed hereto as Exhibit A, is hereby confirmed under section 1129 of the Bankruptcy Code and all parties-in-interest are authorized and empowered, or enjoined, as the case may be, to act in accordance with its terms. All acceptances and rejections previously cast for or against the Plan are hereby deemed to constitute acceptances or rejections of the Plan as modified hereby. The terms of the Plan and the exhibits thereto, including, without limitation, the exhibits contained in the Plan Supplement (including any non-material amendments, modifications, or supplements to the exhibits comprising the Plan Supplement at any time prior to the Effective Date as may be agreed upon by the Debtors and the Committee), are incorporated by reference into and are an integral part of the Plan and this Confirmation Order.

         2. OBJECTIONS. Each of the objections to confirmation of the Plan that has not been withdrawn, waived, or settled, and all reservations of rights included therein, is overruled on the merits. To the extent, if any, that pleadings or letters filed by individuals or entities constitute objections to confirmation of the Plan and have not been withdrawn, waived, or settled, they are overruled on the merits.

         3. EFFECTIVE DATE. The Effective Date shall be the first Business Day following the thirtieth (30th) day after the date of entry of this Confirmation Order on which no stay of the Confirmation Order is in effect and all conditions to consummation of the Plan set forth in Article IX of the Plan have been satisfied or waived pursuant to Article IX.C thereof.

         4. EXECUTORY CONTRACTS AND UNEXPIRED LEASES. As of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are a party and which are identified in the Debtors' Schedules filed with the Bankruptcy Court, as amended, shall be assumed by the respective Debtors pursuant to the Plan and in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except for those executory contracts and unexpired leases that (a) were previously assumed and/or assigned or rejected by a Debtor, (ii) previously expired or terminated pursuant to their own terms, (iii) are the subject of a motion to reject filed on or before the Confirmation Date, or (iv) are identified in Exhibit J to the Plan as an executory contract or unexpired lease to be rejected as of the Confirmation Date pursuant to the terms of this Plan. The contracts and leases in Exhibit J shall be deemed rejected by the Debtors on the Effective Date or as otherwise agreed upon by the relevant parties, and the entry of this Confirmation Order by this Court shall constitute approval of such rejections pursuant to 11 U.S.C. Sections 365(a) and 1123.

         5. CLAIMS FOR REJECTION DAMAGES. If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim for damages, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

         6. AMENDED CURE AMOUNTS. Except with respect to the CIT Group/Equipment Financing, those cure amounts filed by the Debtors with the Court on October 31, 2003 shall be binding upon all parties. With respect to the Debtors' executory contract with The CIT Group/Equipment Financing, the cure amount shall be $1,337.80.

         7. DISCHARGE. Except as otherwise provided in the Plan or this Confirmation Order, in accordance with Section 1141(d)(1) of the Bankruptcy Code, upon the Effective Date, the Plan and the Confirmation Order shall discharge all debts of, Claims against, Liens on, and Interests in the Debtors, their assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors and the Reorganized Debtors shall be effective as to (i) each Claim or Interest, regardless of whether a proof of Claim or Interest therefore was filed, whether the Claim is an Allowed Claim, or whether the holder thereof voted to accept the Plan and (ii) all parties-in-interest in the Chapter 11 Cases, including, but not limited to, the State of Oklahoma. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest or any other party-in-interest, including but not limited to, the State of Oklahoma, shall be precluded from asserting against the Debtors formerly obligated with respect to such Claim or Interest, or against the Debtors' assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

         8. TRANSFERS TO SUBSIDIARIES; NO FURTHER OBLIGATIONS. Without limiting the generality of the discharge provided by section 1141(d) of the Bankruptcy Code, the Plan, and this Confirmation Order, from and after the Effective Date, and upon the transfer and issuance by Reorganized Fansteel of (a) the Muskogee Facility and FMRI Notes to FMRI, (b) the Lexington Facility and FLRI Notes to FLRI, (c) the Waukegan Facility and WI Note to WI, and (d) the North Chicago Facility and NCI Notes to NCI, which transfers shall be, and hereby are, (x) approved as being in full satisfaction, settlement, release and discharge of all claims against and asserted obligations of Fansteel with respect to such facilities and (y) valid and enforceable regardless of whether any consent thereto has been granted or denied by any Governmental Unit. Reorganized Fansteel shall have no further obligations with respect to the assets transferred, other than (i) the delivery and performance of its obligations under the New Notes issued in connection with such asset transfers and (ii) continuing to pursue, collect and turn over insurance proceeds or cash, if any, as set forth in the Plan and/or the North Chicago Consent Decree. From and after the Effective Date, FMRI, FLRI, WI and NCI, respectively, except as provided in the Plan, this Order, and/or the North Chicago Consent Decree shall assume all Environmental Obligations with respect to the facilities transferred.

         9. INJUNCTION. The commencement or continuation of any action or the employment of process with respect to any Claim, Interest, or debt discharged hereunder, or any act to collect, recover, or offset any Claim or Interest discharged hereunder as a personal liability of the Debtors, or from properties of the Debtors, shall be, and hereby are, forever enjoined. Except as otherwise expressly provided in the Plan or this Confirmation Order, all Entities, including, but not limited to, the State of Oklahoma, who have held, hold, or may hold Claims against or Interests in the Debtors will be permanently enjoined, on and after the Confirmation Date, subject to the occurrence of the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest, and (iv) asserting any right of setoff of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest. The foregoing injunction shall extend to successors of the Debtors (including, but not limited to, the Reorganized Debtors) and their respective properties and interests in property.

         10. RELEASES; EXCULPATIONS. All releases and exculpations provided under the Plan, including those described in Articles XII.E, F, and G of the Plan, are hereby approved as an essential part of the Plan and are fair, equitable, reasonable, and in the best interests of the Debtors, the Debtors' estates and creditors, the Reorganized Debtors, and, except as otherwise expressly provided in the Plan or in this Confirmation Order, subject to the occurrence of the Effective Date, shall be, and they hereby are, effective and binding on the Debtors and fully enforceable against those creditors and Interest holders who voted in favor of the Plan, except for such creditors and Interest holders that elected on a duly-executed and valid Ballot to opt-out of the effect of such provisions.

         11. TERM OF INJUNCTIONS AND STAYS. In accordance with Article XIV.H of the Plan, unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays provided for in these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date; PROVIDED, HOWEVER, that nothing herein shall bar the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order.

         12. BINDING NATURE OF PLAN. In accordance with section 1141 of the Bankruptcy Code, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order are and shall be binding upon the Debtors, the Reorganized Debtors, any other Entity created pursuant to the Plan, any Entity acquiring or receiving property under the Plan, any holder of a Claim or Interest, any Governmental Unit with respect to any Environmental Obligation treated or assumed under the Plan, whether or not the Claim or Interest is Allowed under 11 U.S.C. Section 502 or impaired under the Plan, and whether or not the holder of such Claim, Interest or Equity Interest has filed, or is deemed to have filed, a proof of Claim or Interest or has accepted or rejected the Plan, any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors, all other parties-in-interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

         13. TRANSFER TO THE REORGANIZED DEBTORS. Pursuant to section 1141 of the Bankruptcy Code, on the Effective Date, except as otherwise provided in the Plan, (a) all of the property of each Debtor's estate, together with any property of each Debtor that is not property of its estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date, and (b) the transfer of any assets by the Debtors to the Reorganized Debtors, as contemplated by the Plan, and the revesting of the assets in the respective Reorganized Debtors, shall be free and clear of any and all liens, claims, charges, encumbrances or other interests, except (i) as specifically provided in the Plan or this Confirmation Order, or
(ii) any liens to be granted under the Exit Facility or any alternative exit financing procured by the Debtors in accordance with the terms of the Plan.

         14. CORPORATE AUTHORIZATION. The appropriate officers of the Debtors or the Reorganized Debtors as the case may be, and members of the boards of directors of the Debtors or the Reorganized Debtors as the case may be, are authorized and hereby directed to issue, execute and deliver any agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, the Debtors, or the Reorganized Debtors as the case may be, including without limitation, documents substantially in conformity with those documents filed by the Debtors with their Plan Supplement. All matters provided under the Plan involving the corporate structure of the Debtors shall be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors' shareholders or the Debtors' boards of directors. Pursuant to Article IV of the Plan, the respective Debtors, on the Effective Date will be merged and will become the respective Reorganized Debtors and the Debtors and Reorganized Debtors shall be authorized to implement the corporate restructuring as set forth under the Plan. After giving effect to the corporate restructuring, two Reorganized Debtors shall continue to exist after the Effective Date as a separate corporate entities, Reorganized Fansteel and Reorganized Wellman, with all powers of a corporation under their states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law.

         15. CORPORATE ACTION. On the Effective Date, the adoption of the Amended Certificates of Incorporation and/or By-Laws or similar constituent documents, the selection of directors and officers for the Reorganized Debtors, and all actions contemplated by the Plan shall be, and hereby are, authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure and restructure of the Debtors or Reorganized Debtors, including, but not limited to, the creation of new subsidiaries, the merger of any Debtor with and into another Debtor (subject to the provisions of the Plan, and/or the dissolution of any Debtor or non-Debtor subsidiary of any Debtor, and any and all corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be, and hereby are, authorized and approved in all respects without any requirement of further action by any Person or Entity.

         16. PLAN SUPPLEMENT. All corporate and other documents, agreements, and instruments set forth in the Plan Supplement, including those identified in the Plan and such others as may be necessary, reasonable, or appropriate to carry out the provisions of the Plan (including, but not limited to, the lease of headquarters space from NCI to Reorganized Fansteel, the Reorganized Fansteel Stock Option Plan, the Plan Committee By-Laws, and the North Chicago Eminent Domain Option) are hereby approved and the Debtors and Reorganized Debtors shall be authorized, as the case may be, to execute and give effect to such documents in substantially the same form as presented in the Plan Supplement.

         17. APPROVAL OF INITIAL OFFICERS, DIRECTORS. (a) Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Court approves as consistent with the interests of holders of Claims and Interests and with public policy the selection, election, and/or continuance, as the case may be, of the individuals designated by the Committee and the PBGC, and identified by the Debtors as officers or directors, as the case may be, of Reorganized Fansteel and Reorganized Wellman; PROVIDED, HOWEVER, that nothing set forth herein shall prevent any of the foregoing individuals from resigning as an officer or director without further order of the Court.

         (b) Without further event or action by any Person (other than the occurrence of the Effective Date), each of the individuals referred to above may become or continue as a director of Reorganized Fansteel or Reorganized Wellman, as the case may be. On the Effective Date (a) the term of the current boards of directors of Fansteel and Wellman shall expire and the members thereof who are not continuing as directors of Reorganized Fansteel or Reorganized Wellman, as the case may be, shall cease to serve in such capacity and (b) the operations of

Reorganized Fansteel and Reorganized Wellman shall become the general responsibility of the boards of directors of Reorganized Fansteel and Reorganized Wellman, subject to, and in accordance with, their amended articles of incorporation and by-laws.

         (c) The employment of Gary L. Tessitore, as chief executive officer, and R. Michael McEntee, as chief financial officer, of Reorganized Fansteel pursuant to, and in accordance with, the terms of the employment agreements included in the Plan Supplement as Exhibits M-1 and M-2, is hereby authorized and approved.

         18. EXIT FINANCING. The Debtors are hereby authorized and empowered pursuant to section 1142(b) of the Bankruptcy Code to negotiate and consummate the Exit Facility on terms substantially similar to the terms described in the proposal letter included in the Plan Supplement; PROVIDED, HOWEVER, that the Committee and United States Trustee shall be afforded the opportunity to review and approve the final form of the documentation for such Exit Facility prior to consummation thereof.

         19. DISBURSING AGENT. Effective on the Effective Date, the Reorganized Debtors or such other person as the Reorganized Debtors may designate, which such other person shall be duly bonded at all times, is hereby approved as the Disbursing Agent pursuant to the Plan to serve in such capacity in accordance with the Plan.

         20. CANCELLATION OF INSTRUMENTS. On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, certificates and other documents evidencing Claims against or Interests in any of the Debtors shall be cancelled and deemed terminated.

         21. EXEMPTION FOR ISSUANCE OF NEW COMMON STOCK AND NEW PREFERRED STOCK. The New Common Stock and New Notes to be issued pursuant to the terms of the Plan shall be issued pursuant to (and shall be entitled to) the exemption set forth in section 1145 of the Bankruptcy Code and applicable non-bankruptcy law.

         22. EXEMPTIONS FROM TAXATION. Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, distribution and transfer of interests in the Reorganized Debtors (to the extent 11 U.S.C. Section 1146 applies); (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest, the securing of additional indebtedness by such means or by other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instruments of transfer executed in connection with any transactions arising out of, contemplated by or in any way related to the Plan or this Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessments, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, or governmental assessment.

         23. PLAN CLASSIFICATION CONTROLLING. The classification of Claims and Interests for purposes of payment of the distributions to be made under the Plan is governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by holders of Claims and Interests in connection with voting on the Plan (a) were set forth thereon solely for purposes of voting on the acceptance or rejection of the Plan and tabulation of such votes, (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of such Claims and

Interests under the terms of the Plan for distribution purposes, and (c) may not be relied upon by any holder of a Claim or Interest as actually representing the actual classification of such Claims and Interests under the terms of the Plan for distribution purposes.

         24. ADMINISTRATIVE CLAIMS BAR DATE. Holders of asserted Administrative Claims, except for Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Committee whose claims were not paid prior to the Confirmation Date, shall submit requests for payment of administrative expenses on or before such the 45th day following the date of entry of this Confirmation Order (the "Administrative Claims Bar Date") or forever be barred from doing so. The notice of entry of the Confirmation Order to be delivered pursuant to Fed.
R. Bankr. P. 3020(c) and 2002(f) and paragraph 37 below shall set forth such date and constitute notice of the Administrative Claims Bar Date. The Debtors or the Reorganized Debtors (after consultation with the Plan Committee), as the case may be, shall have 45 days (or such longer period as may be allowed by order of the Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

         25. COMPROMISES AND SETTLEMENTS. The PBGC Settlement, North Chicago Settlement, and EPA CERCLA PRP Settlement, each as embodied in Article XIII of the Plan and in the respective agreements and documents included in the Plan Supplement, including, without limitation, the PBGC Agreement, the North Chicago Consent Decree, and the EPA CERCLA PRP Settlement, are hereby approved as fair, equitable, reasonable, and in the best interests of the Debtors, their estates, their creditors and other parties-in-interest, and the Reorganized Debtors, and, from and after the Effective Date, shall be, effective and binding on all

Persons and Entities who may have had standing to assert any claims or causes of action compromised and settled thereby.

         26. APPROVAL OF TERMINATION OF FANSTEEL CONSOLIDATED PLAN. The Termination Motion is hereby granted in all respects and the termination of the Fansteel Consolidated Plan, effective as of December 15, 2003, is hereby approved, subject only to the occurrence of the Effective Date.

         27. APPROVAL OF GENERAL MANAGER SEVERANCE PROGRAM. The Severance Motion is hereby granted in all respects and the post-Effective Date severance program for the general managers identified therein is hereby approved, subject only to the occurrence of the Effective Date.

         28. SOURCES OF CASH FOR PLAN DISTRIBUTION. All cash necessary for the Debtors and the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from the Debtors' assets, including without limitation existing cash balances and funds and/or letters of credit provided by the Exit Facility.

         29. DISTRIBUTIONS. The distribution provisions of the Plan shall be, and hereby are, approved. The Disbursing Agent shall make all distributions required under the Plan.

         30. PRESERVATION OF LITIGATION CLAIMS. Except as otherwise provided in the Plan, and subject to (a) the Reorganized Debtors' obligation to distribute to General Unsecured Creditors, on a Pro Rata basis, 70% of all Avoidance Action Cash and (b) the provisions of Article XIV.B of the Plan, Reorganized Fansteel or Reorganized Wellman, as the case may be, shall retain and have the exclusive right to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, whether in law or in equity, whether known or unknown, that the respective Debtors or their Estates, or Wellman, as the case may be, may hold against any Person or Entity. Reorganized Fansteel and

Reorganized Wellman or their successor(s) shall be, and hereby are, authorized to pursue such retained Litigation Claims as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor who holds such rights.

         31. RETENTION OF JURISDICTION. The Court shall retain jurisdiction in accordance with the terms of Article XI of the Plan, the other provisions of this Confirmation Order, and sections 1142 and 105 of the Bankruptcy Code. Until these Chapter 11 Cases are closed, any party in interest may commence a proceeding in the Bankruptcy Court in respect of any matter as to which jurisdiction has been retained. All jurisdiction is retained by the Court.

         32. NRC JURISDICTION OVER AMENDED DECOMMISSIONING PLAN AND NRC LICENSE. Until such time as the NRC License is terminated, except with respect to the exercise of its statutory jurisdiction over the NPDES Permit Permit (provided such jurisdiction is not exercised in anyway inconsistent with the NRC License, the Amended Decommissioning Plan and/or the implementation thereof) the State of Oklahoma shall have no jurisdiction to regulate directly or indirectly, whether with respect to groundwater or otherwise, and/or to cause any deviation from, the Amended Decommissioning Plan and NRC License, as approved by the NRC Approvals. Provided, however, that the State of Oklahoma shall continue to be able to participate in administrative proceedings before the NRC in connection with such matters.

         33. FINAL FEE APPLICATIONS. All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Committee prior to the Effective Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other Entity for making a substantial contribution in the Chapter 11 Cases) shall be filed and served so as to be received by the Reorganized Debtors and their counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses shall be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other Entity no later than 30 days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served. Holders of Professional Fee Claims that do not file such requests by the applicable bar date shall be forever barred from asserting such claims against the Debtors, the Reorganized Debtors, or their successors, assigns or property.

         34. SERVICES RENDERED AND EXPENSES INCURRED AFTER THE EFFECTIVE DATE. No applications shall be required to be filed for compensation and reimbursement by professional persons for services rendered or expenses incurred on or after the Effective Date, and such compensation and reimbursement may be paid by the Reorganized Debtors in accordance with the Plan, ordinary business practices, and without order of the Court.

         35. DISSOLUTION OF CREDITORS' COMMITTEE; CREATION OF PLAN COMMITTEE. On the Effective Date, (a) the Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee's attorneys, accountants, financial advisors, and other agents shall terminate and (b) the Plan Committee shall be organized and shall initially consist of one representative of the Committee, one representative of the PBGC, and one representative of Reorganized Fansteel. Except as otherwise set forth in the Plan or this Confirmation Order, the Plan Committee shall adopt the Plan Committee By-laws and be empowered to assist and advise the Reorganized Debtors, in such manner as is together determined by the

Reorganized Debtors and the Plan Committee to be the most efficient and least duplicative of effort, in (w) pursuing, or determining not to pursue, any or all of the Avoidance Actions, (x) prosecuting adversary and other proceedings, if any, (y) objecting to and litigating to judgment, settling, or otherwise resolving Disputed Claims, and (z) taking any other actions that the Reorganized Debtors and Plan Committee agree to be necessary or appropriate to facilitate the foregoing, all for purposes of maximizing distributions of Available General Unsecured Cash pursuant to the Plan. The Plan Committee shall terminate for all purposes upon the earlier of (i) the date that Reorganized Fansteel makes final distributions under the Plan or (ii) the first anniversary of the Effective Date.

         36. PAYMENT OF STATUTORY FEES. On or prior to the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. Section 1930. Any and all fees payable pursuant to 28 U.S.C. Section 1930 after the Effective Date shall be payable only on account of the Reorganized Debtors.

         37. NOTICE OF ENTRY OF CONFIRMATION ORDER. Pursuant to Fed. R. Bankr.
P. 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors, as applicable, shall be, and hereby are, directed to serve a notice of the entry of this Confirmation Order on the United States Trustee and all holders of Claims or Interests to whom the notice of the Confirmation Hearing was mailed no later than thirty (30) days after the Confirmation Date. The Debtors or the Reorganized Debtors, as applicable, shall be, and hereby are, directed to serve copies of the Confirmation Order on each party that has filed a notice of appearance in these Chapter 11 Cases and on each party who filed an objection or response to, or statement or comment regarding the Plan, no later than thirty
(30) days after the Confirmation Date. No further notice of the entry of this Confirmation Order shall be required.

         38. RETURNED MAIL. Notwithstanding anything to the contrary contained herein, no notice or service of any kind will be required to be mailed or made upon any person to whom the Debtors mailed a notice of the last date for filing proofs of claim in these Chapter 11 Cases, the notice of the Disclosure Statement Hearing, or the various solicitation packages containing, among other things, notice of the Confirmation Hearing, but received any of such notices returned marked "undeliverable as addressed," "moved - left no forwarding address," or "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such person of that person's new address.

         39. DISTRIBUTIONS. Subject to Fed. R. Bankr. P. 9010, and except as provided in the Plan, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superceded by the address set forth on proofs of claim filed by such holders, or at the last known address of such a holder if no proof of claim is filed, or if the Debtors have been notified in writing of a change of address.

         40. INCONSISTENCIES. In the event of an inconsistency between the Plan and any other agreement, instrument, or document intended to implement the provisions of the Plan, the provisions of the Plan shall govern unless otherwise expressly provided for in such agreements, instruments, or documents. In the event of any inconsistency between the Plan and any agreement, instrument, or document intended to implement the Plan and this Confirmation Order, the provisions of this Confirmation Order shall govern. This Confirmation Order shall supersede any orders of the Bankruptcy Court issued prior to the Consummation Date that may be inconsistent herewith.

         41. REFERENCE TO PLAN. Any document related to the Plan that refers to a plan of reorganization of the Debtors other than the Plan confirmed by this Confirmation Order shall be, and it hereby is, deemed to be modified such that such reference to a plan of reorganization of the Debtors in such document shall mean the Plan confirmed by this Confirmation Order, if appropriate.

         42. REFERENCES TO PLAN PROVISIONS. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan, as modified by the Plan Modifications, be confirmed in its entirety.

         43. FAILURE TO CONFIRM OR CONSUMMATE PLAN. Pursuant to Article XIV.D of the Plan, if Confirmation or consummation of the Plan does not occur, or if this Confirmation Order is vacated for any reason, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

         44. INTEGRATION OF PROVISIONS. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent.

         45. FINAL ORDER. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

         46. PLAN MODIFICATIONS. Pursuant to section 1127 of the Bankruptcy Code and Fed. R. Bankr. P 3019, the Plan Modifications shall be and are hereby approved, including without limitation, those modifications set forth in the Plan annexed hereto as Exhibit "A."

         47. ADDITIONAL MODIFICATIONS. Without the need for a further order or authorization of this Court, but subject to the express provisions of this Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, shall be authorized and empowered to make non-material modifications to the exhibits comprising documents filed with the Court, including the documents included in the Plan Supplement or forming part of the evidentiary record at the Confirmation Hearing, as in their reasonable business judgment may be necessary to effectuate the purpose and intent of the Plan. Further, following entry of this Confirmation Order, the Debtors shall be authorized, upon further order of this Court, to alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         48. AUTHORIZATION TO CONSUMMATE. The Debtors are authorized to consummate the Plan at any time after entry of this Confirmation Order subject to the satisfaction or waiver of the conditions precedent to the Effective Date set forth in Article IX.B of the Plan.

         49. OTHER. The claim of J.P. Morgan Trust Company, National Association ("J.P. Morgan"), for payment of fees and expenses shall be paid in full and the proof of claim filed by J.P. Morgan in the amount of $801,855.00 (Claim No. 133) shall be withdrawn with prejudice. Payment shall be made from funds held by J.P.

Morgan under the Trust Indenture, dated as of April 1, 1998, in connection with the Pennsylvania Economic Development Authority Economic Development Revenue Bonds, 1998 Series B-2 (Fansteel Inc. Project). Notwithstanding any provisions of the Trust Indenture to the contrary, including but not limited to Section 5.05(c)(2) of the Trust Indenture, the remainder of such funds shall be paid to the Debtor.

Dated: November 17, 2003
       Wilmington, Delaware



                                              /s/ Joseph J. Farnan, Jr.
                                              -------------------------------
                                              Honorable Joseph J. Farnan, Jr.
                                              United States District Judge